UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2007

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. announced its net sales for the quarter and fiscal year ended February 3, 2007, in a press release issued on February 8, 2007.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

This exhibit is furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated February 8, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:	/s/ Michael J. Newsome
Michael J. Newsome
Chief Executive Officer and Chairman of the Board

February 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated February 8, 2007

EXHIBIT 99.1

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT SPORTING GOODS ANNOUNCES SALES FOR

FOURTH QUARTER AND FISCAL 2007

•	Fourth Quarter Comp Sales Up 5.9%
•	Fiscal 2007 Comp Sales Up 3.8%

BIRMINGHAM, Ala. (February 8, 2007) – Hibbett Sporting Goods, Inc. (NASDAQ/GS: HIBB), a rapidly growing sporting goods retailer, today announced sales for the fourth quarter and fiscal year ended February 3, 2007. The Company will report earnings results for both periods on March 14, 2007.

Financial Highlights

Net sales for the 14-week period ended February 3, 2007, increased 25.1% to $151.2 million, compared with net sales of $120.8 million for the 13-week period ended January 28, 2006. Comparable store sales increased 5.9% for the comparable 13-week period.

For the 53-week fiscal year ended February 3, 2007, net sales increased 16.3% to $512.1 million, compared with $440.3 million for the 52-week period ended January 28, 2006. Comparable store sales for the year increased 3.8% for the comparable 52-week period of fiscal 2007.

Comparable store net sales data for the period reflects sales for our Hibbett Sports and Sports Additions stores open through the 13-week and 52-week periods ended January 27, 2007, and the 13-week and 52-week periods ended January 28, 2006.

Commenting on the announcement, Mickey Newsome, Chairman and Chief Executive Officer, stated, "Our comparable store sales were very strong in the second half of the year with a 6.6% increase. In the fourth quarter, activewear, licensed apparel, footwear and team sports equipment were all positive. Comparable store sales were led by youth apparel and youth footwear.”

For the quarter, the Company opened 25 new stores and closed 2 stores. For the year, the Company opened 74 new stores and closed 10 stores, bringing the total to 613 stores in 23 states.

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook, or estimate. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand, and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business," and "MD&A" sections in our Annual Report on Form 10-K filed on April 13, 2006 and our most recent prospectus supplement filed May 2, 2003. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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